                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material under Rule 14a-12

                              MILLENNIUM CELL INC.
        ----------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

        ----------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

      (2)  Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------

      (4)  Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

      (5)  Total fee paid:

           ---------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

           ---------------------------------------------------------------------

      (2)  Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------

      (3)  Filing Party:

           ---------------------------------------------------------------------

      (4)  Date Filed:

           ---------------------------------------------------------------------

                              MILLENNIUM CELL INC.
                             ONE INDUSTRIAL WAY WEST
                           EATONTOWN, NEW JERSEY 07724
                                 (732) 542-4000

                        --------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 14, 2003

                        --------------------------------

      NOTICE IS HEREBY GIVEN that the 2003 special meeting of the stockholders (the "Special Meeting") of Millennium Cell Inc., a Delaware corporation (the "Company"), will be held on Tuesday, January 14, 2003 at 10:00 a.m., eastern standard time, at One Industrial Way West, Eatontown, New Jersey 07724, for the purpose of considering and voting upon the following matters:

            1. to approve the issuance by the Company of the number of shares of common stock upon conversion of certain convertible debentures and exercise of certain warrants which, together with other shares issued and issuable as part of the same transaction, equals 20% or more of the common stock outstanding prior to the transaction to comply with Rule 4350 of the NASDAQ Stock Market; and

            2. to transact such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

      The close of business on November 18, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any postponement or adjournment thereof and only stockholders of record at that time will be entitled to vote. You are cordially invited to attend the Special Meeting in person. Even if you plan to attend the Special Meeting, please promptly complete, sign, date and return the enclosed proxy card in the enclosed self-addressed, stamped envelope. It will assist us in keeping down the expenses of the Special Meeting if all stockholders return their signed proxies promptly, whether they own a few shares or many shares.

      A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING MUST BE REPRESENTED AT THE SPECIAL MEETING, IN PERSON OR BY PROXY, IN ORDER TO CONSTITUTE A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE SPECIAL MEETING. PLEASE RETURN YOUR PROXY CARD IN ORDER TO ENSURE THAT A QUORUM IS OBTAINED AND TO AVOID THE ADDITIONAL COSTS TO THE COMPANY OF POSTPONING OR ADJOURNING THE SPECIAL MEETING AND RESOLICITING PROXIES. YOUR VOTE IS IMPORTANT.

                                    BY ORDER OF THE BOARD OF DIRECTORS
                                    /s/ Norman R. Harpster, Jr.
                                    Norman R. Harpster, Jr., Secretary

Eatontown, New Jersey
November __, 2002

      WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU SIGN AND RETURN YOUR PROXY CARD WITHOUT SPECIFYING A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

                              MILLENNIUM CELL INC.
                             ONE INDUSTRIAL WAY WEST
                           EATONTOWN, NEW JERSEY 07724
                                 (732) 542-4000

                       ----------------------------------

                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS
                                JANUARY 14, 2003

                       ----------------------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

      This Proxy Statement and the accompanying proxy card are furnished to stockholders of Millennium Cell Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors (the "Board of Directors" or the "Board") of proxies to be used at the special meeting of stockholders (the "Special Meeting"), to be held on Tuesday, January 14, 2003, at 10:00 a.m., eastern standard time, at One Industrial Way West, Eatontown, New Jersey 07724, and at any adjournments thereof.

      Only stockholders of record at the close of business on the record date, November 18, 2002 (the "Record Date"), are entitled to receive notice of the Special Meeting and to vote the common stock that they held on that date at the Special Meeting or any postponement or adjournment thereof. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon. Stockholders' votes will be tabulated by persons appointed by the Board to act as inspectors of election for the Special Meeting.

      This Proxy Statement, Notice of Special Meeting of Stockholders and the proxy card were first mailed to stockholders on or about November ___, 2002.

      Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to obtain a proxy from your broker or nominee to personally vote at the Special Meeting.

      The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date and entitled to vote will constitute a quorum, permitting the meeting to conduct its business. As of the Record Date, 29,027,491 shares of common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Special Meeting for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

      If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE ISSUANCE BY THE COMPANY OF THE NUMBER OF SHARES OF COMMON STOCK UPON CONVERSION OF CERTAIN CONVERTIBLE DEBENTURES AND RELATED WARRANTS WHICH, TOGETHER WITH OTHER SHARES ISSUED AND ISSUABLE AS PART OF THE SAME TRANSACTION, EQUALS 20% OR MORE OF THE COMMON

STOCK OUTSTANDING PRIOR TO THE TRANSACTION TO COMPLY WITH RULE 4350 OF THE NASDAQ STOCK MARKET. If you are a registered stockholder and attend the Special Meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the Special Meeting will need to obtain a proxy from the institution that holds their shares.

      After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Special Meeting in person and so request, although attendance at the Special Meeting will not by itself revoke a previously granted proxy.

      The approval of Proposal 1 to approve of the issuance by the Company of the number of shares of common stock upon conversion of certain convertible debentures and exercise of certain warrants which, together with other shares issued and issuable as part of the same transaction, equals 20% or more of the common stock outstanding prior to the transaction to comply with Rule 4350 of the NASDAQ Stock Market will be effective only upon the affirmative vote of the holders of at least a majority of the shares of the Company's common stock represented in person or by proxy and entitled to vote at the Special Meeting or any postponement or adjournment thereof. Votes cast as abstentions will not be counted as a vote for or against the Proposal, but will nevertheless have the effect of increasing the total votes cast on the matter and thus have the same effect as a negative vote. Broker non-votes (brokers failing to vote by proxy shares of the common stock held in nominee name for customers) will not be counted at the Special Meeting, other than for quorum purposes. The effect of such broker non-votes is to decrease the total votes cast on the matter and thus decrease the number of votes necessary to approve the proposal.

      The cost of soliciting proxies for the Special Meeting will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by officers and employees of the Company who will not receive any additional compensation for their services. Proxies and proxy materials will also be distributed at the expense of the Company by brokers, nominees, custodians and other similar parties.

      THE BOARD OF DIRECTORS AND THE OFFICERS OF THE COMPANY RECOMMEND THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL SET FORTH IN THIS PROXY STATEMENT.

                                   PROPOSAL 1

APPROVAL OF THE ISSUANCE BY THE COMPANY OF THE NUMBER OF SHARES OF COMMON STOCK UPON CONVERSION OF CERTAIN CONVERTIBLE DEBENTURES AND EXERCISE OF CERTAIN WARRANTS WHICH, TOGETHER WITH OTHER SHARES ISSUED AND ISSUABLE AS PART OF THE SAME TRANSACTION, EQUALS 20% OR MORE OF THE COMMON STOCK OUTSTANDING PRIOR TO THE TRANSACTION TO COMPLY WITH RULE 4350 OF THE NASDAQ STOCK MARKET.

      Under Rule 4350 of the NASDAQ, shareholder approval is required for the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value equal to or greater than 20% of the common stock outstanding prior to such issuance. The Company entered into a private placement in October, which requires shareholder approval prior to completing the issuance of all the securities contemplated thereby. The number of shares of common stock outstanding prior to the commencement of the transaction was 27,320,077 and 20% of such amount is 5,464,015. Accordingly, the Company could not issue more than 5,464,014 as part of the private placement without shareholder approval.

The Private Placement. On June 19, 2002, the Company entered into a private placement financing transaction with two institutional and accredited investors pursuant to the terms of a securities purchase agreement among the Company and the purchasers. The transaction consisted of the sale of common stock for gross proceeds of $3.0 million and related warrants. Pursuant to the terms of the June 19, 2002 purchase agreement, one of the investors was obligated to acquire $12 million in secured debentures, convertible into common stock of the Company, subject to certain terms and conditions, and related warrants. Subsequent to this transaction, the Company and the investor agreed that the debentures will not be issued under the June 19, 2002 purchase agreement. Accordingly, the Company withdrew its request for registration on Form S-3 with the SEC for the common stock underlying the debentures and related warrants.

      On October 31, 2002, the Company entered into a private placement financing transaction with the same two institutional and accredited investors pursuant to the terms of a new purchase agreement among the Company and the purchasers. The transaction consisted of the sale of 588,790 shares of common stock and warrants (with an exercise price of $2.32) to purchase 147,198 shares of common stock of the Company for gross proceeds of $1.0 million. Pursuant to the terms of the purchase agreement, one of the investors agreed to acquire $12 million of secured and unsecured debentures, convertible into common stock of the Company, subject to certain terms and conditions, and warrants. Convertible unsecured debentures with a principal amount of $3.5 million and warrants to acquire 242,678 shares will be issued upon effectiveness of the registration statement relating to the underlying shares of common stock and the remaining $8.5 million of secured debentures and warrants to acquire 589,376 shares will be issued if, among other things, shareholder approval, as required by the Rules of the NASDAQ, is received.

      Secured convertible debentures will be subject to an automatic conversion to unsecured convertible debentures under certain circumstances. More specifically, when the aggregate principal amount of unsecured convertible debentures falls below $1.0 million (a "Triggering Event"), the Company would file a new registration statement relating to the shares underlying an additional aggregate principal amount of $3 million of unsecured convertible debentures (the "A-2 Unsecured Debentures"). At the time of filing the registration statement, the debentures would be secured by a letter of credit. Upon effectiveness of such registration statement, the letter of credit would terminate and the debentures would become A-2 Unsecured Debentures with a maturity of 10 months from the date of effectiveness of the registration statement, subject to six 30 day extensions. When the letter of credit terminates, the funds securing the letter of credit would be released to the Company by the letter of credit bank.

      The process would repeat itself upon the occurrence of a Triggering Event with respect to the A-2 Unsecured Debentures. At that time, the Company would file another registration statement relating to an additional $3 million aggregate principal amount of unsecured convertible debentures (the "A-3 Unsecured Debentures"). As before, at the time of filing the registration statement, the debentures would be secured by a letter of credit. When the registration statement is declared effective, the letter of credit would terminate and the letter of credit bank would release the proceeds to the Company. In addition, the unsecured convertible debentures would mature 10 months from the date of effectiveness of the registration statement, subject to six 30 day extensions. Similarly, a final tranche relating to the remaining $2.5 million of secured convertible debentures would automatically convert to A-4 Unsecured Debentures.

      In the event the shareholder approval sought hereby is not obtained, the letter of credit secured debentures would not be issued.

      All warrants may not be exercised and all debentures may not be converted to the extent that a holder thereof would then beneficially own, together with its affiliates, more than 9.999% of our common stock then outstanding (the 9.999% limitation).

Adjustment Features of Conversion and Exercise Price. If we sell stock or stock equivalents at a price per share that is below either the then-applicable conversion price of the debentures or below the exercise price of the warrants, then the conversion or exercise price, as applicable, of the debentures and warrants may adjust downward. The number of additional shares of common stock to which the holders of these securities would be entitled depends on the price at which we sell our stock or common stock equivalents. Furthermore, at any time and from time to time after the effectiveness of a registration statement relating to the unsecured and letter of credit secured convertible debentures and, if certain conditions are met, we have the right, upon 10 trading days' prior notice, to require the conversion of $300,000, subject to increase up to $2,500,000 under certain circumstances. The conversion prices for the such debentures, at the time and to the extent of the conversion, will be determined based on a discount of the volume weighted average closing price for the 10 trading days prior to the conversion. As a result of the foregoing, we may be required to issue more shares of common stock upon the conversion and exercise of the securities issued or issuable as part of the transaction.

NASDAQ Requirements. Rule 4350 of the NASDAQ Stock Market requires the specific stockholder approval being requested under this Proposal 1. Rule 4350 of the NASDAQ Stock Market requires shareholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which equals 20% or more of the number of shares of common stock outstanding before the issuance. The shares of common stock were issued at discount to the then current market price. In addition, due to the indeterminate nature of the conversion price of the unsecured convertible debentures and the potential anti-dilution adjustments of the conversion price and the exercise price of the debentures and the warrants, respectively, the total number of shares of common stock issuable upon conversion of the debentures and exercise of the warrants may exceed 20% of the number of shares of common stock outstanding prior such issuance.

Reasons for the Shareholder Approval. The issuance of the securities in the transaction provides necessary working capital for the Company to pursue its business plan. Under the current management projections, and including the proceeds from the direct common stock sales, the

Company projects that it can fund the business plan until the third quarter of 2003. The requirement for additional capital is mandatory to permit the Company to pursue the business plan and opportunities potentially available and to complete necessary research and development to support the commercial viability of the Company's technology. At present, the Company does not expect revenues sufficient to fund operations until the end of 2004. Due to the emerging nature of the Company's technology and the potential for varied applications of the technology, however, it is difficult to predict potential revenue. If the Company is able to complete the private placement and receive the proceeds from the entire $8.5 million principal amount of letter of credit secured convertible debentures, the Company believes it could fund the business plan through most of 2004.

      Approval of Proposal 1 allows the Company to issue all of the securities contemplated in the transaction without any limitation (other than the 9.99% limitation) on the number of shares that may be issued on conversion of the letter of credit secured convertible debentures, the unsecured convertible debentures and all of the warrants.

      If the shareholder approval is not obtained, the Company would not issue the $8.5 million letter of credit secured convertible debenture and could not issue the related warrants to acquire 589,376 shares of common stock. In addition, the number of shares which could be issued on conversion of the unsecured debentures and exercise of the warrants, together with the shares of common stock and warrants sold in the transaction, would be limited so as not to equal or exceed 20% of the number of shares of common stock outstanding prior to such issuance. The number of shares of common stock outstanding prior to the transaction was 27,320,077 and 20% of such amount is 5,464,015. Accordingly, the Company could not issue more than 5,464,014 shares of common stock without shareholder approval. If shareholder approval is not obtained and the Company issues the full number of shares which may be issued in accordance with the rules of the NASDAQ and all the outstanding debentures have not been converted and the warrants have not been exercised in full, the Company will be obligated to redeem the then outstanding debentures at par plus accrued and unpaid interest and the unexercised warrants will not be exercisable.

Vote Required. The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Special Meeting and entitled to vote is required prior to the issuance by the Company of the letter of credit secured convertible debentures and related warrants which upon conversion into or exercise for shares of common stock, together with other shares issued and issuable as part of the same transaction, equals 20% or more of the common stock outstanding prior to the transaction to comply with Rule 4350 of the NASDAQ Stock Market. All shares of common stock represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised, will be voted in the manner specified. If you execute and return a proxy without instructions, your shares will be voted for approval of the proposal.

      TO COMPLY WITH RULE 4350 OF THE NASDAQ STOCK MARKET, THE BOARD OF DIRECTORS AND THE OFFICERS RECOMMEND A VOTE FOR APPROVAL OF THE ISSUANCE BY THE COMPANY OF A NUMBER OF SHARES OF COMMON STOCK UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF THE WARRANTS WHICH, TOGETHER WITH OTHER SHARES ISSUED AND ISSUABLE AS PART OF THE SAME TRANSACTION,

EQUALS 20% OR MORE OF THE COMMON STOCK OUTSTANDING PRIOR TO THE TRANSACTION.

                            COMMON STOCK OWNERSHIP OF
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of the Company's common stock by the following as of November 11, 2002:

      - all persons known by the Company to own beneficially 5% or more of the Company's common stock,

      -     each of the Company's directors,

      -     each of the Company's named executive officers, and

      -     all directors and executive officers as a group.

      Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of common stock beneficially owned by the stockholder.


NAME AND ADDRESS                                 NUMBER OF SHARES      PERCENTAGE OF
OF BENEFICIAL OWNER                                BENEFICIALLY           SHARES
-------------------                                   OWNED             OUTSTANDING
                                                      -----             -----------
FIVE PERCENT STOCKHOLDERS:
GP Strategies Corporation (1)                     2,833,642  (2)            9.8%
Lenz Family Partners L.L.P. (3)                   2,269,760  (6)            7.8%
Stephen D. Weinroth (4)                           3,218,178  (7)           11.1%

DIRECTORS & EXECUTIVE OFFICERS:
G. Chris Andersen(4)                              3,818,678  (8)           13.2%
Stephen S. Tang(5)                                  737,231  (9)            2.5%
Steven C. Amendola(5)                               558,012 (10)            1.9%
Kenneth R. Baker(5)                                  75,000 (11)               *
William H. Fike(5)                                   75,000 (11)               *
Alexander MacLachlan(5)                              75,000 (11)               *
Zoltan Merszei(5)                                    75,000 (11)               *
H. David Ramm(5)                                     75,000 (11)               *
James L. Rawlings(4)                                558,872                 1.9%
Adam P.  Briggs (5)                                  50,551 (12)               *
Terry M. Copeland (5)                                75,003 (13)               *
Norman R. Harpster, Jr.(5)                          183,144 (14)               *
Rex E. Luzader(5)                                    55,835 (15)               *
Katherine M. McHale(5)                               52,707 (16)               *
All directors and executive officers as
a group (14 persons)                              6,465,033 (17)          22.72%

*    Less than 1%

      (1)   Address is 9 West 57th Street, Suite 4170, New York, New York 10019.

      (2) Based on Form 4/A filed September 18, 2002. Includes 250,000 options exercisable within 60 days. Includes 447,715 shares of the Company's common stock owned by GP Strategies Corporation ("GP") that are subject to options granted by GP to certain employees of GP under GP's Millennium Stock Option Plan. Pursuant to a voting agreement dated as of April 27, 2001 between GP and Scott N. Greenberg, GP has agreed that any shares of the Company's common stock owned by GP will be voted in the same manner and in the same proportion as the remaining stockholders of the Company.

      (3)   Address is 90 Broad Street, New York, New York 10004.

      (4) Address is Andersen, Weinroth & Co., 1330 Avenue of the Americas, 36th Floor, New York, New York 10019. Messrs. Weinroth, Andersen and Rawlings are principals in Andersen, Weinroth & Co. The Company has been advised that none of them has shared voting or investment power with respect to the shares of common stock beneficially owned by any other principal in that firm.

      (5)   Address is 1 Industrial Way West, Eatontown, New Jersey 07724.

      (6)   Based on Schedule 13G dated September 11, 2000.

      (7)   Based on Form 4 filed July 5, 2002.

      (8)   Based on Form 4 filed September 17, 2002.

      (9) Includes options to acquire 735,231 shares exercisable within 60 days. Does not include options to acquire 420,833 shares not exercisable within 60 days.

      (10) Includes options to acquire 503,322 shares exercisable within 60 days.

      (11) Includes options to acquire 75,000 shares exercisable within 60 days.

      (12) Includes options to acquire 50,001 shares exercisable within 60 days. Does not include options to acquire 99,999 shares not exercisable within 60 days.

      (13) Includes options to acquire 75,003 shares exercisable within 60 days. Does not include options to acquire 114,997 shares not exercisable within 60 days.

      (14) Includes options to acquire 173,144 shares exercisable within 60 days. Does not include options to acquire 110,832 shares not exercisable within 60 days.

      (15) Includes options to acquire 50,835 shares exercisable within 60 days. Does not include options to acquire 89,165 shares not exercisable within 60 days.

      (16) Includes options to acquire 46,690 shares exercisable within 60 days. Does not include options to acquire 89,998 shares not exercisable within 60 days.

      (17) Includes options to acquire 1,634,226 shares exercisable within 60 days. Does not include options to acquire 925,824 shares not exercisable within 60 days.

------------------------

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

      The Board of Directors of the Company does not know of any other matters to be presented for a vote at the Special Meeting. If, however, any other matter should properly come before the Special Meeting or any postponement or adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.

      Upon written request by any stockholder entitled to vote at the Special Meeting, the Company will furnish that person, without charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and its Quarterly Reports on Forms 10-Q for the quarterly periods ending March 31, 2002, June 30, 2002 and September 30, 2002. Requests should be addressed to Investor Relations, Millennium Cell Inc., One Industrial Way West, Eatontown, New Jersey 07724.

                                    By Order of the Board of Directors
                                    /s/ G. Chris Andersen
                                    G. Chris Andersen
                                    Chairman

Eatontown, New Jersey
November   , 2002

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED -
--------------------------------------------------------------------------------

PROXY                                                                      PROXY

                              MILLENNIUM CELL INC.
                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned holder of common stock of Millennium Cell Inc., revoking all proxies heretofore given, hereby constitutes and appoints Stephen S. Tang and William H. Fike, and each of them Proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of the said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Special Meeting of Stockholders of Millennium Cell Inc., to be held Tuesday, January 14, 2003, at 10:00 a.m., eastern standard time, and at any adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given. Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter which may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR proposal 1.

            PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Special Meeting of Stockholders
                              MILLENNIUM CELL INC.

                                January 14, 2003

          THE BOARD OF DIRECTORS AND THE OFFICERS RECOMMEND A VOTE FOR
        MATTERS LISTED BELOW, AND FOR SUCH OTHER MATTER AS MAY PROPERLY
                        COME BEFORE THE SPECIAL MEETING.

               - Please Detach and Mail in the Envelope Provided -
--------------------------------------------------------------------------------

[ X ] Please mark your votes as in this example

1. To approve the issuance by the Company of the number of shares of common stock upon conversion of certain convertible debentures and exercise of certain warrants which, together with other shares issued and issuable as part of the same transaction, equals 20% or more of the common stock outstanding prior to the transaction to comply with Rule 4350 of the NASDAQ Stock Market as described in the Proxy.

                    ABSTAIN           FOR           AGAINST
                      [ ]             [ ]             [ ]

2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

This Proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matter described in paragraph (1) unless the shareholder specifies otherwise (in which case it will be voted as specified). Any other matter that should properly come before the Special Meeting or any adjournment of postponement thereof, will be voted in accordance with the best judgment of the Board of Directors.


Signature(s) ________________________________________  DATED _______________

NOTE: Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.


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